Exhibit 99.3

$150,000.00	Date: 2/3/03

DEBENTURE OF LIMITED LIABILITY COMPANY

This Bond Debenture ("Debenture") has not been registered under the Securities Act of 1933 (the "Act") and may not be transferred in the absence of such registration or an exemption therefrom under such Act, except under circumstances where neither such registration nor such an exemption is required by law. This Debenture may not be transferred except under conditions specified in this Debenture and no transfer of this Debenture shall be valid or effective unless and until such conditions shall have been met.

FOR VALUE RECEIVED, the undersigned maker (the "Undersigned"), a limited liability company duly organized and existing under the laws of the State of Georgia promises to pay to the order of Morgan Stanley as custodian for Howard Bowen ( the "Holder") the principal sum One Hundred and Fifty Thousand Dollars ($150,000.00) legal tender of the United States. Interest shall be payable at a rate of ten percent (10%) per year until the entire balance is repaid, calculated from the date the Undersigned first receives the proceeds hereunder. The Undersigned shall repay this Debenture, being all remaining interest due and the principal balance, no later than five (5) years from the date of receipt of funds; provided however, the Undersigned shall pay the interest at the rate of ten percent on the unpaid balance annually on the anniversary date of the execution of this Debenture indicated at the top of this page.

Payment of principal and interest on this Debenture shall be made to Holder in lawful money of the United States of America, which at the time of payment shall be legal tender for payment of debts and dues, public and private, in care of Morgan Stanley, 600 Central Avenue, Suite 138, Highland Park, IL 60035, or at such other place as Holder may from time to time designate in writing.

In the event of the sale of the Undersigned or the assets of Undersigned, this Debenture shall be paid in full from the proceeds of such sale at closing directly to the Holder hereof. In the event of death of Howard Bowen, this Debenture shall become due and payable, inclusive of interest, within ninety (90) days from the date of Howard Bowen's death.

The principal of Undersigned, Dennis Fedoruk, in consideration hereof, shall acquire a life insurance policy with death benefit at least equal to the amount of the debenture stated herein, naming Howard Bowen , his successors and assigns, as the beneficiary thereof. In the event of Dennis Fedoruk's death, the payment of the amount due hereunder from this life insurance policy shall satisfy in all respects the repayment of this debenture.

This shall be the only Debenture authorized and issued by the Undersigned as of this date and shall be considered a senior date, with first priority of payment, in the event of the occurrence of any conditions described herein.

If Undersigned shall default in any payment required hereunder on the date when due, and shall fail to cure such default within three (3) days, or if Undersigned shall file a voluntary petition in bankruptcy, be adjudicated as bankrupt or insolvent, file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidating, dissolution or similar relief for debtors, or shall seek consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Undersigned or of all or any substantial part of the assets of Undersigned, or shall make a general assignment for the benefit of creditors, or shall admit in writing the inability to pay its debts generally as they become due, and Undersigned shall fail to negate the effect of any such action or proceeding not initiated by Undersigned (whether by dismissal of proceedings, discharge of trustees or receiver, or otherwise) within sixty (60) days from and after the occurrence thereof, then Holder, at his option but with notice to Undersigned, shall be entitled to accelerate any and all of the indebtedness evidenced by this Debenture, and the same shall become immediately due and payable, and to cumulatively exercise all other rights and privileges provided by law.

Undersigned hereby reserves the right to prepay the indebtedness evidenced by this Debenture in whole or in part at any time without penalty, premium or payment of unearned interest. Any partial prepayment shall be attributed to the payments due under this Debenture in the order that they are due starting with the earliest, and Undersigned shall not be liable hereunder for any further interest on any amounts so prepaid.

Time is of the essence with respect to this Debenture. Should this Debenture, or an part of the indebtedness evidenced by this Debenture, be collected by or through an attorney-at-law, Holder shall be entitled to collect reasonable attorney's fees and all other reasonable costs and expenses of collection from Undersigned.

If delivered personally, the date on which a notice or demand hereunder is deliverable shall be the date of receipt of delivery, and if delivered by mail, such notice or demand shall be sent by registered or certified mail, return receipt requested, first class postage prepaid, and shall be deemed to have been delivered or received on the fifth (5th) day following the deposit of such notice or demand in the United States mail. Notices and demands made hereunder shall be addressed to Holder at his address set forth hereunder.

This Debenture shall be governed by and construed in accordance with the laws of the State of Georgia. A facsimile copy with facsimile signature of the maker thereon shall be treated in all respects as an original hereof.

IN WITNESS WHEREOF, Undersigned has caused this Debenture to be executed and its seal affixed hereunto by its duly authorized officers the day and year first above written.

Undersigned: The Brainy Baby Company, LLC

By:	/s/ Dennis Fedoruk
Dennis Fedoruk, CEO

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